                                                                   EXHIBIT 10.24
--------------------------------------------------------------------------------
                                                      EXHIBIT A - CONFORMED COPY


                           El Paso Electric Company

                   Chase Bank of Texas, National Association
                        not in its individual capacity,
                 but solely in its capacity as trustee of the
                         Rio Grande Resources Trust II

                                 $ 100,000,000

                               Credit Agreement


                                  dated as of
                              February 12, 1996,
                                  as amended
                              and restated as of
                               February 8, 1999,


                           THE CHASE MANHATTAN BANK
                           AS ADMINISTRATIVE AGENT,
                               COLLATERAL AGENT
                               AND ISSUING BANK

                        UNION BANK OF CALIFORNIA, N.A.
                            AS DOCUMENTATION AGENT

                      BARCLAYS BANK PLC, NEW YORK BRANCH
                             AS SYNDICATION AGENT

                                ______________


                             CHASE SECURITIES INC.
                       AS BOOK MANAGER AND LEAD ARRANGER
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

                            ARTICLE I.  Definitions

SECTION 1.01.  Defined Terms...........................................        1
SECTION 1.02.  Terms Generally.........................................       17


                           ARTICLE II.  The Credits

SECTION 2.01.  Commitments.............................................       17
SECTION 2.02.  Loans...................................................       17
SECTION 2.03.  Borrowing Procedure.....................................       19
SECTION 2.04.  Evidence of Debt; Repayment of Loans....................       19
SECTION 2.05.  Fees....................................................       20
SECTION 2.06.  Interest on Loans.......................................       20
SECTION 2.07.  Default Interest........................................       21
SECTION 2.08.  Alternate Rate of Interest..............................       21
SECTION 2.09.  Termination and Reduction of Commitments................       21
SECTION 2.10.  Conversion and Continuation of  Borrowings..............       21
SECTION 2.11.  Optional Prepayment.....................................       22
SECTION 2.12.  Reserve Requirements; Change in Circumstances...........       23
SECTION 2.13.  Change in Legality......................................       24
SECTION 2.14.  Indemnity...............................................       25
SECTION 2.15.  Pro Rata Treatment......................................       25
SECTION 2.16.  Sharing of Setoffs......................................       25
SECTION 2.17.  Payments................................................       26
SECTION 2.18.  Taxes...................................................       26
SECTION 2.19.  Assignment of Commitments Under Certain Circumstances;
               Duty to Mitigate........................................       28
SECTION 2.20.  Letters of Credit.......................................       29
SECTION 2.21.  Extension of Maturity Date..............................       32

                 ARTICLE III.  Representations and Warranties

SECTION 3.01.  Organization; Powers....................................       33
SECTION 3.02.  Authorization...........................................       33
SECTION 3.03.  Enforceability..........................................       33
SECTION 3.04.  Governmental Approvals..................................       33
SECTION 3.05.  Financial Statements....................................       34
SECTION 3.06.  No Material Adverse Change..............................       34
SECTION 3.07.  Title to Properties; Possession Under Leases............       34
SECTION 3.08.  Subsidiaries............................................       34
SECTION 3.09.  Litigation; Compliance with Laws........................       34
SECTION 3.10.  Agreements..............................................       34
SECTION 3.11.  Federal Reserve Regulations.............................       35
SECTION 3.12.  Investment Company Act; Public Utility Holding
                Company Act............................................       35
SECTION 3.13.  Use of Proceeds.........................................       35
SECTION 3.14.  Tax Returns.............................................       35
SECTION 3.15.  No Material Misstatements...............................       35
SECTION 3.16.  Employee Benefit Plans..................................       35
SECTION 3.17.  Environmental Matters...................................       35
SECTION 3.18.  Insurance...............................................       36
SECTION 3.19.  Security Documents......................................       36
SECTION 3.20.  Labor Matters...........................................       37
SECTION 3.21.  Solvency................................................       37
SECTION 3.22.  Capitalization..........................................       37
SECTION 3.23.  Year 2000...............................................       37

                      ARTICLE IV.  Conditions of Lending

SECTION 4.01.  All Credit Events.......................................       38
SECTION 4.02.  Restatement Closing Date................................       38

                       ARTICLE V.  Affirmative Covenants

SECTION 5.01.  Existence; Businesses and Properties....................       40

                                                                  Contents, p. 2


                                                                            Page
                                                                            ----

SECTION 5.02.  Insurance...............................................       40
SECTION 5.03.  Obligations and Taxes...................................       41
SECTION 5.04.  Financial Statements, Reports, etc......................       41
SECTION 5.05.  Litigation and Other Notices............................       42
SECTION 5.06.  Employee Benefits.......................................       42
SECTION 5.07.  Maintaining Records; Access to Properties and
                 Inspections...........................................       42
SECTION 5.08.  Use of Proceeds.........................................       42
SECTION 5.09.  Compliance with Environmental Laws......................       42
SECTION 5.10.  Further Assurances......................................       42

                        ARTICLE VI.  Negative Covenants

SECTION 6.01.  Indebtedness............................................       43
SECTION 6.02.  Liens...................................................       44
SECTION 6.03.  Sale and Lease-Back Transactions........................       46
SECTION 6.04.  Investments, Loans and Advances.........................       46
SECTION 6.05.  Mergers, Consolidations and Sales of Assets and
                 Acquisitions..........................................       46
SECTION 6.06.  Dividends and Distributions.............................       46
SECTION 6.07.  Transactions with Affiliates............................       47
SECTION 6.08.  Businesses of Borrowers and Subsidiaries................       47
SECTION 6.09.  Other Indebtedness and Agreements.......................       47
SECTION 6.10.  Prohibition of Prepayments, Redemptions and Repurchases
               of Indebtedness.........................................       48
SECTION 6.11.  Release of Collateral...................................       48
SECTION 6.12.  Net Debt Ratio..........................................       48
SECTION 6.13.  Interest Coverage Ratio.................................       48
SECTION 6.14.  Consolidated Capital Expenditures.......................       48
SECTION 6.15.  Fiscal Year.............................................       48

                                 ARTICLE VII.

Events of Default......................................................       48

                                 ARTICLE VIII.

The Administrative Agent and the Collateral Agent......................       50

                            ARTICLE IX.  Guarantee

SECTION 9.01.  Guarantee...............................................       52
SECTION 9.02.  Obligations Not Waived..................................       53
SECTION 9.03.  Security................................................       53
SECTION 9.04.  Guarantee of Payment....................................       53
SECTION 9.05.  No Discharge or Diminishment of Guarantee...............       53
SECTION 9.06.  Defenses of the Trustee Waived..........................       53
SECTION 9.07.  Agreement to Pay; Subrogation...........................       54
SECTION 9.08.  Information.............................................       54
SECTION 9.09.  Termination.............................................       54

                             ARTICLE X.  Security

SECTION 10.01.  First Mortgage Bonds...................................       54
SECTION 10.02.  Application of Funds...................................       55
SECTION 10.03.  Rights of Bondholders..................................       55

                          ARTICLE XI.  Miscellaneous

SECTION 11.01.  Notices................................................       56
SECTION 11.02.  Survival of Agreement..................................       56
SECTION 11.03.  Binding Effect.........................................       56
SECTION 11.04.  Successors and Assigns.................................       57
SECTION 11.05.  Expenses; Indemnity....................................       59
SECTION 11.06.  Right of Setoff........................................       60
SECTION 11.07.  Applicable Law.........................................       60
SECTION 11.08.  Waivers; Amendment.....................................       60
SECTION 11.09.  Interest Rate Limitation...............................       61
SECTION 11.10.  Entire Agreement.......................................       61

                                                                  Contents, p. 3


                                                                            Page
                                                                            ----

SECTION 11.11.  Waiver of Jury Trial...................................       61
SECTION 11.12.  Severability...........................................       62
SECTION 11.13.  Counterparts...........................................       62
SECTION 11.14.  Headings...............................................       62
SECTION 11.15.  Jurisdiction; Consent to Service of Process............       62
SECTION 11.16.  Confidentiality........................................       62
SECTION 11.17.  Texas Revolving Credit Statute.........................       63
SECTION 11.18.  No Recourse............................................       63
SECTION 11.19.  Limited Representations, Warranties and Covenants
                  of Trustee...........................................       63

                                                                  Contents, p. 4


                                                                            Page
                                                                            ----

                                   SCHEDULES

Schedule 2.01     Commitments
Schedule 3.04     Governmental Approvals
Schedule 3.09     Litigation and Compliance with Laws
Schedule 3.17     Environmental Matters
Schedule 3.18     Insurance
Schedule 4.02(a)  Local Regulatory Counsel
Schedule 6.01     Indebtedness
Schedule 6.02     Liens
Schedule 6.04     Certain Investments



                                    EXHIBITS

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Borrowing Request
Exhibit D         Security Agreement
Exhibit E-1       Form of Opinion of Counsel for El Paso
Exhibit E-2       Form of Opinion of Counsel for the Trustee
Exhibit E-3       Form of Opinion of Federal Regulatory Counsel
Exhibit E-4       Form of Opinion of State Regulatory Counsel
Exhibit E-5       Form of Opinion of General Counsel of El Paso

                    CREDIT AGREEMENT dated as of February 12, 1996, as amended and restated as of February 8, 1999, among EL PASO ELECTRIC COMPANY, a Texas corporation ("El Paso"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Rio Grande Resources Trust II (the "Trustee"; each of El Paso and the Trustee is referred to individually herein as a "Borrower" and collectively as the "Borrowers"), the Lenders (as defined in
               Article I), THE CHASE MANHATTAN BANK, as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, UNION BANK OF CALIFORNIA, N.A., as documentation agent (in such capacity, the "Documentation Agent") and BARCLAYS BANK PLC, NEW YORK BRANCH, as syndication agent (in such capacity, the "Syndication Agent").

     The Borrowers, the lenders party thereto, the Issuing Bank, the Collateral Agent and the Administrative Agent are parties to a Credit Agreement dated as of February 12, 1996, as amended as of February 12, 1996 and July 31, 1997 (the "Original Credit Agreement"), pursuant to which (a) the Lenders agreed to extend credit in the form of Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) at any time and from time to time prior to the Original Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000 less the L/C Exposure at such time and (b) the Issuing Bank agreed to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $60,000,000, to support payment obligations incurred in the ordinary course of business by the Trustee in respect of the purchase of Nuclear Fuel in accordance with the Trust Agreement and the Purchase Contract and to provide backup liquidity for commercial paper issued to finance such purchases.

     The Borrowers have requested that the Original Credit Agreement be amended and restated in the form hereof, and the Lenders and the Issuing Bank are willing to so amend and restate the Original Credit Agreement.

     The proceeds of the Loans are to be used (a) by El Paso solely for general corporate purposes in the ordinary course of El Paso's business and (b) by the Trustee solely (i) to finance the purchase of Nuclear Fuel by the Trustee in accordance with the Trust Agreement and the Purchase Contract, (ii) to provide backup liquidity for commercial paper issued pursuant to the CP Program to finance such purchases and (iii) to pay interest and other amounts payable hereunder by the Trustee as needed. The Letters of Credit shall be issued, if for the account of El Paso, solely for general corporate purposes incurred in the ordinary course of business, and, if for the account of the Trustee, solely to support obligations incurred in the ordinary course of business by the Trustee in respect of the purchase of Nuclear Fuel in accordance with the Trust Agreement and the Purchase Contract and to provide backup liquidity for commercial paper issued to finance such purchases.

     Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

     "ABR Spread" shall mean (a) for any day prior to the Restatement Closing Date, 1.50% and (b) for the Restatement Closing Date and each day thereafter, the Applicable Spread in effect for such day for ABR Loans.

     "ACC" shall mean the Arizona Corporation Commission or any Governmental Authority succeeding to any or all of such Commission's authority.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Aggregate Credit Exposure" shall mean the aggregate amount of the Lenders' Credit Exposures.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Applicable Percentage" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment. In the event the Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Commitments most recently in effect.

     "Applicable Spread" shall mean, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "ABR Spread", "LIBOR Spread" or "Fee Percentage", as the case may be, based upon the lower of the ratings published by S&P and Moody's for the series of First Mortgage Bonds having the longest maturity (the "Long Series"):

                                          ABR         LIBOR            Fee
 Category       S&P        Moody's       Spread       Spread       Percentage
--------------------------------------------------------------------------------
    1        *BB-            *Ba3       1.500%        2.500%         0.750%
--------------------------------------------------------------------------------
    2         BB-             Ba3       1.000%        2.000%         0.500%
--------------------------------------------------------------------------------
    3         BB              Ba2       0.625%        1.625%         0.375%
--------------------------------------------------------------------------------
    4         BB+             Ba1       0.250%        1.250%         0.350%
--------------------------------------------------------------------------------
    5       **BB+           **Ba1       0.000%        0.750%         0.300%
--------------------------------------------------------------------------------
*  Less than
** Greater than

Notwithstanding the foregoing (x) if both S&P and Moody's cease to provide current ratings for the Long Series, the Applicable Spread shall correspond to the percentages listed in Category 1; and (y) at any time after the occurrence and during the continuation of an Event of Default, the Applicable Spread shall correspond to the percentages listed in Category 1.

     "Arizona Public Utility Act" shall mean Chapter 2, Title 40 of the Arizona Revised Statutes and the rules and regulations promulgated thereunder, as amended from time to time.

     "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

     "Assigned Agreements" shall mean (a) each agreement listed on Schedule I to the Security Agreement, (b) each agreement assigned by El Paso to the Trustee after the Original Closing Date (including any such agreements assigned after the Restatement Closing Date) pursuant to the Purchase Contract and (c) each Assignment Agreement (as defined in the Purchase Contract) related to an agreement referred to in clause (a) or (b) above, in each case as amended, supplemented or otherwise modified from time to time.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

     "Atomic Energy Act" shall mean the Atomic Energy Act of 1954, 42 U.S.C.
(S)(S) 2011 et seq. and the rules and regulations promulgated thereunder, as amended from time to time.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders to the same Borrower on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CBT" shall mean Chase Bank of Texas, National Association, a national banking association, together with its successors and assigns.

     A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of El Paso; (b) a majority of the members of the Board of Directors of El Paso are not Continuing Directors; (c) any change in control (or similar event, however denominated) with respect to El Paso shall occur under and as defined in the Indenture or any indenture supplemental thereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean (i) $100,000,000 principal amount of First Mortgage Bonds - Collateral Series H, which First Mortgage Bonds are secured by the lien of the Indenture in the Mortgaged Property in favor of the Indenture Trustee and
(ii) all the "Collateral" as defined in the Security Agreement.

     "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to
Section 2.09 or pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

     "Common Stock" shall have the meaning assigned to such term in Section
3.22.

     "Confidential Information Package" shall mean the Confidential Information Package of El Paso dated January, 1998.

     "Consolidated Capital Expenditures" shall mean, for any period, the sum of
(a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by El Paso or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of El Paso and the Subsidiaries for such period (including the amount of assets leased in connection with any Capital Lease Obligation), and (b) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by El Paso or any Subsidiary to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person. Notwithstanding the foregoing, any purchase of Nuclear

Fuel by the Trustee pursuant to the Purchase Contract shall not be deemed to be a capital expenditure for the purpose of determining, for any period, the Consolidated Capital Expenditures.

     "Consolidated Cash Flow" shall mean, for any period, the Consolidated Net Income for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of El Paso and the Subsidiaries for such period, to the extent that such provision for taxes was included in computing Consolidated Net Income, plus (iii) Consolidated Interest Expense for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to any sale and leaseback transaction, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to hedging transactions, but excluding, however, the interest component of any deferred payment obligations), to the extent that any such expense was deducted in computing Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of El Paso and the Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, minus (v) cash payments made on any deferred payment obligations in such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income, (a) the sum of (i) all Federal, state, local and foreign taxes, (ii) total interest expense (excluding the interest component of any deferred payment obligation) and (iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses, minus, to the extent added in computing such Consolidated Net Income, (b) the sum of (i) any interest income and (ii) any non-cash income or non-cash gains, all as determined on a consolidated basis with respect to El Paso and the Subsidiaries in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio for such period of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

     "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of El Paso and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, (a) including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP and (b) excluding the interest component of any deferred payment obligation.
For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to Rate Protection Agreements.

     "Consolidated Net Income" shall mean, for any period, net income or loss of El Paso and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any person in which any other person (other than El Paso or any of its Wholly Owned Subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to El Paso or any Wholly Owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of El Paso or is merged into or consolidated with El Paso or any of the Subsidiaries or the date such person's assets are acquired by El Paso or any of the Subsidiaries, (c) the income of any Subsidiary of El Paso to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (d) any after tax gains or losses attributable to sales of assets out of the ordinary course of business.

     "Continuing Directors" shall mean, as of any date of determination, any member of the board of directors of El Paso who (i) was a member of such board of directors on the Restatement Closing Date or (ii) was nominated for election or elected to such board of directors with the approval of a majority of Continuing Directors who were members of such board at the time of such nomination or election.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "CP Program" shall mean a commercial paper program established by the Trustee pursuant to documentation satisfactory to the Required Lenders for the purpose of financing the purchase of Nuclear Fuel.

     "Credit Event" shall have the meaning assigned to such term in Section
4.01.

     "Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender plus the aggregate amount at such time of such Lender's L/C Exposure.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "El Paso L/C Exposure" shall mean that part of the L/C Exposure attributable to all Letters of Credit issued for the account of El Paso.

     "El Paso Obligations" shall have the meaning assigned to such term in
Section 10.01.

     "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, consent decree, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S) 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. (S)(S) 7401 et seq., as amended, the Toxic Substances Control Act of 1976, 15 U.S.C. (S)(S) 2601 et seq., the Occupational Safety and Health Act of 1970, as amended by 29 U.S.C. (S)(S) 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the Safe Drinking Water Act of 1974, as amended by 42 U.S.C. (S)(S) 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 5101 et seq., the Atomic Energy Act and Low-Level Radioactive Waste Policy Act, 42 U.S.C. (S)(S) 2014 et seq., as amended, and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

     "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with El Paso, is treated as a single employer under
Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of El Paso or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by El Paso or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by El Paso or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which El Paso or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which El Paso or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of El Paso.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Excess Cash" shall mean, as of any date of determination, the sum of (a) cash and (b) the fair market value of all Permitted Investments as shown on El Paso's consolidated balance sheet on such date minus $25,000,000; provided, however, that in no event shall "Excess Cash" be deemed to be less than zero.

     "Farmington Loan Agreements" shall mean, individually and collectively, (a) the Installment Sale Agreement dated as of November 1, 1983, between the City of Farmington, New Mexico and El Paso and (b) the Amended and Restated Installment Sale Agreement dated as of November 1, 1994, between the City of Farmington, New Mexico and El Paso, in each case as amended from time to time in accordance with the terms hereof and thereof.

     "Farmington Reimbursement Agreement" shall have the meaning assigned to such term in the Indenture.

     "Federal Power Act" shall mean the Federal Power Act of 1920, 16 U.S.C.
(S)(S) 791a et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

     "Fee Letter" shall mean the Fee Letter dated December 14, 1998, among El Paso, the Administrative Agent and Chase Securities Inc.

     "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

     "FERC" shall mean the Federal Energy Regulatory Commission, or any Governmental Authority succeeding to any or all of such Commission's authority.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, controller or other vice president with financial planning responsibilities of such corporation.

     "Finsub" shall mean a corporation organized under the laws of a state of the United States of America which is a special purpose wholly-owned subsidiary of El Paso formed solely for the purpose of engaging in the Receivables Program.

     "First Mortgage Bonds" shall mean each of the Series A, Series B, Series C, Series D, Series E, Collateral Series H, Collateral Series I and Collateral Series J First Mortgage Bonds of El Paso issued pursuant to the Indenture.

     "First Mortgage Bonds - Collateral Series H" shall mean the Collateral Series H First Mortgage Bonds.

     "First Supplemental Indenture" shall mean the First Supplemental Indenture dated as of February 1, 1996, to the Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

     "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of Consolidated Cash Flow for such period to Fixed Charges for such period. In the event that El Paso or any of the Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than Indebtedness created hereunder) or issues any series of preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of any series of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by El Paso or any of the Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of El Paso or any of the Subsidiaries following the Calculation Date.

     "Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to any sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to hedging transactions, but excluding, however, the interest component of any deferred payment obligations), (ii) Consolidated Interest Expense that was capitalized during such period, (iii) any interest expense on Indebtedness of another person that is Guaranteed by El Paso or one of the Subsidiaries or secured by a Lien on assets of El Paso or one of the Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) all cash dividend payments on any series of preferred stock, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Inactive Subsidiary" shall mean, at any time, any Subsidiary that (a) has assets at such time of $25,000 or less and (b) has not conducted any business activity during the prior six-month period.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

     "Indenture" shall mean the General Mortgage Indenture and Deed of Trust dated as of February 1, 1996, by El Paso to the Indenture Trustee, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture and as the same may be further supplemented, amended or otherwise modified from time to time in accordance with the provisions thereof and hereof.

     "Indenture Trustee" shall mean the State Street Bank and Trust Company, as trustee under the Indenture, together with its successors and assigns in such capacity.

     "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding January 31, April 30, July 31 or October 31 and (ii) the Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

     "Investment Grade Rating" shall mean a rating of BBB- or better by S&P or Baa3 or better by Moody's.

     "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.20.

     "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

     "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

     "Lenders" shall mean (a) the financial institutions listed on Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.20.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIBOR Spread" shall mean (a) for all periods or portions thereof prior to the Restatement Closing Date, 2.50% and (b) for all periods or portions thereof on or after the Restatement Closing Date, the Applicable Spread in effect for such day for Eurodollar Loans.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Letters of Credit and the Security Agreement.

     "Loan Parties" shall mean the Borrowers and any Subsidiary that shall become a guarantor of the El Paso Obligations pursuant to Section 5.10.

     "Loans" shall mean the loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

     "Margin Stock" shall have the meaning assigned to such term in Regulation U.

     "Maricopa Loan Agreements" shall mean, individually and collectively, (a) the Loan Agreement dated as of December 1, 1983, between Maricopa County, Arizona Pollution Control Corporation ("Maricopa") and El Paso, (b) the Loan Agreement dated as of July 1, 1994, between Maricopa and El Paso, (c) the Loan Agreement dated as of December 1, 1984, between Maricopa and El Paso, and (d) the Loan Agreement dated as of August 1, 1985, between Maricopa and El Paso, in each case as amended from time to time in accordance with the provisions hereof and thereof.

     "Maricopa Reimbursement Agreement" shall have the meaning assigned to such term in the Indenture.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of El Paso and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Trustee, El Paso or any other Loan Party to perform any of its obligations under any Transaction Document to which it is or will be a party or
(c) material impairment of the rights of the Lenders under any Transaction Document.

     "Maturity Date" shall mean (a) the third anniversary of the Restatement Closing Date or (b) such later date to which the final maturity of the Loans and Commitments shall have been extended pursuant to the provisions of Section 2.21.

     "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

     "Mortgaged Property" shall have the meaning assigned to such term in the Indenture.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Debt" shall mean, as of any date of determination, Total Debt minus Excess Cash.

     "New Mexico Public Utility Act" shall mean the New Mexico Public Utility Act, N.M. Stat. Ann. (S)(S) 62-13-1 et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

     "NMPUC" shall mean the New Mexico Public Utilities Commission or any Governmental Authority succeeding to any or all of such Commission's authority.

     "NRC" shall mean the Nuclear Regulatory Commission or any Governmental Authority succeeding to any or all of such Commission's authority.

     "Nuclear Fuel" shall have the meaning assigned to such term in the Purchase Contract.

     "Nuclear Waste Act" shall mean the Nuclear Waste Policy Act of 1982, 42 U.S.C. (S)(S) 10101 et seq., the Nuclear Waste Policy Amendments Act of 1987, 42 U.S.C. (S)(S) 10172, 10172a et seq., and the rules and regulations promulgated thereunder, as amended from time to time.

     "Original Closing Date" shall mean February 12, 1996.

     "Original Maturity Date" shall mean February 12, 1999.

     "Obligations" shall mean, collectively, the Trust Obligations and the El Paso Obligations.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Investments" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, and repurchase obligations with a term of not more than seven days for underlying securities of the type described in this clause (a) (without regard to their maturity) entered into with financial institutions with the minimum amount of capital and surplus specified in clause (c) below;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank (including the Trustee) organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

     (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Preferred Stock" shall have the meaning assigned to such term in Section 3.22.

     "PUCT" shall mean the Public Utility Commission of Texas or any Governmental Authority succeeding to any or all of such Commission's authority.

     "Purchase Contract" shall mean the Purchase Contract dated as of February 12, 1996, between the Trustee and El Paso, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

     "Purchase Contract Default" shall have the meaning assigned to the term "Event of Default" in Section 19(a) of the Purchase Contract.

     "Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect El Paso against fluctuations in interest rates and not for speculation.

     "Rating Agency" shall mean S&P and Moody's.

     "Receivables Program" shall mean, collectively, (a) the sale of, or transfer of interests in, account receivables and related contract rights ("Receivables") of El Paso to Finsub and (b) the transfer of such Receivables by Finsub to a special purpose trust or corporation which is not an Affiliate of El Paso or Finsub; provided, that all terms and conditions (including, without limitation, any terms or conditions providing for recourse to El Paso or any of the Subsidiaries (other than Finsub)) of, and all documentation relating to, the Receivables Program shall be subject to the prior written approval of the Required Lenders (it being understood and agreed that certain amendments to Article VI and the other provisions of this Agreement may be required in connection with the implementation of the Receivables Program).

     "Receivables Program Documents" shall mean all agreements, in form and substance reasonably satisfactory to the Required Lenders, that may from time to time be entered into by El Paso or a Subsidiary in connection with any Receivables Program, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

     "Register" shall have the meaning given such term in Section 11.04(d).

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "Remedial Action" shall mean (i) "remedial action" as such term is defined in CERCLA, 42 U.S.C. (S) 9601(24), and (ii) all other actions required by any Governmental Authority or voluntarily undertaken to: (x) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (z) perform studies and investigations in connection with, or as a precondition to, (x) or
(y) above.

     "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Commitments at such time.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Restatement Closing Date" shall mean February 11, 1999.

     "Rio Grande Resources Trust II" shall mean the trust created by the Trust Agreement.

     "Second Supplemental Indenture" shall mean the Second Supplemental Indenture dated as of August 19, 1997, to the Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

     "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Security Agreement" shall mean the Security Agreement and Assignment of Contracts dated as of the Original Closing Date between the Trustee and the Collateral Agent for the benefit of the Secured Parties, a copy of which is attached hereto as Exhibit D.

     "S&P" shall mean Standard & Poor's Rating Services and its successors.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Stockholders' Equity" shall mean, as at any date of determination, the stockholders' equity at such date of El Paso, as determined in accordance with GAAP.

     "Subordinated Indebtedness" shall mean Indebtedness of El Paso that is subordinated to the payment in full of the Obligations and containing terms and conditions (including with respect to amount, rate, tenor and subordination) reasonably satisfactory to the Required Lenders.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" shall mean any subsidiary of El Paso.

     "Texas Public Utility Regulatory Act" shall mean the Texas Public Utility Regulatory Act of 1995, and the rules and regulations promulgated thereunder, as amended from time to time.

     "Third Supplemental Indenture" shall mean the Third Supplemental Indenture dated as of January 29, 1999, to the Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

     "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

     "Total Capital" shall mean, as at any date of determination, the sum of Total Debt on such date and Stockholders' Equity at such date.

     "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The Total Commitment as of the Restatement Closing Date is $100,000,000.

     "Total Debt" shall mean, as of any date of determination, all Indebtedness (excluding Indebtedness of the type described in clauses (i) and (j) of the definition of the term "Indebtedness") of El Paso at such date.

     "Transaction Documents" shall mean the Loan Documents, the Indenture and the First Mortgage Bonds - Collateral Series H.

     "Transactions" shall have the meaning assigned to such term in Section
3.02.

     "Trust Agreement" shall mean the Trust Agreement dated as of February 12, 1996, between the Trustee and El Paso, providing for the creation of the Rio Grande Resources Trust II, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, and the rules and regulations promulgated thereunder, as amended from time to time.

     "Trust Obligations" shall have the meaning assigned to such term in Section 9.01.

     "Trust Termination Date" shall mean the date of any termination of the Purchase Contract.

     "Trustee L/C Exposure" shall mean that part of the L/C Exposure attributable to all Letters of Credit issued for the account of the Trustee.

     "Trustee's Liens" shall have the meaning assigned to such term in the Purchase Contract.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate"shall include the LIBO Rate and the Alternate Base Rate.

     "Wholly Owned Subsidiary" of any person (the "Parent") shall mean a subsidiary of the Parent of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Parent and/or one or more Wholly Owned Subsidiaries of the Parent.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.


                                  ARTICLE II

                                  The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Trustee or El Paso, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Credit Exposure exceeding such Lender's Commitment; provided, however, that at no time shall the sum of (x) the aggregate principal amount of Loans outstanding to the Trustee and (y) the Trustee L/C Exposure exceed $70,000,000. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Loans.

     SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i)(A) with respect to any Eurodollar Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 or (B) with respect to any ABR Borrowing, an integral multiple of $1,000 and not less than $100,000 or (ii) equal to the remaining available balance of the Commitments.

     (b) Subject to Sections 2.08 and 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than seven Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00
(noon), New York City time, credit the amounts so received to an account in the name of the applicable Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of either Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, (i) neither Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date and (ii) the Trustee shall not be entitled to request any Borrowing on or after the Trust Termination Date.

     (f) If the Issuing Bank shall not have received from the Trustee or El Paso, as the case may be, the payment required to be made by Section 2.20(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure by such amount), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Trustee or El Paso, as the case may be, pursuant to Section 2.20(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Trustee or El Paso, as the case may be, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Trustee or El Paso, as the case may be, a rate per annum equal to the interest rate applicable to ABR Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     SECTION 2.03.  Borrowing Procedure.    In order to request a Borrowing
(other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04.  Evidence of Debt; Repayment of Loans.   (a)  Each Borrower
hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date; provided, however, that if the Purchase Contract shall terminate prior to the Maturity Date, the Trustee shall repay the unpaid principal amount of each Loan made to it on the earlier of (i) the Maturity Date, (ii) the 150th day following the Trust Termination Date, (iii) if any Event of Default that is not a Purchase Contract Default shall be in existence on the Trust Termination Date or shall thereafter occur, the 10th day following the later to occur of the Trust Termination Date or such Event of Default or (iv) if a Purchase Contract Default shall have occurred, on (A) the date of such occurrence or (B) such later date as the Administrative Agent may elect.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

     (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 11.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. Fees. (a) The Borrowers agree, jointly and severally, to pay to each Lender, through the Administrative Agent, on the Restatement Closing Date and on the last day of January, April, July and October in each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") of (a) for any such period ending on or before the Restatement Closing Date, 0.50% per annum and (b) for all periods thereafter, the Applicable Spread in effect at the beginning of such period, in each case on the average daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing on the Restatement Closing Date or ending on the Restatement Closing Date, the Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent the fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

     (c) The Borrowers agree, jointly and severally, to pay (i) to each Lender, through the Administrative Agent, on the Restatement Closing Date and on the last day of January, April, July and October of each year and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Applicable Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing on the Restatement Closing Date or ending on the Restatement Closing Date, the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Lenders shall have been terminated) at a rate equal to (a) for any such period ending on or before the Restatement Closing Date, 2.25% per annum, and (b) for all periods thereafter, the LIBOR Spread and (ii) to the Issuing Bank with respect to each Letter of Credit the fronting fees set forth in the Fee Letter (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06.  Interest on Loans.   (a)  Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Spread.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Spread in effect for such Borrowing.

     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, LIBO Rate, ABR

Spread and LIBOR Spread for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.07. Default Interest. If either Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

     SECTION 2.08.  Alternate Rate of Interest.   In the event, and on each
occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by either Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments and the L/C Commitment shall automatically terminate on the Maturity Date.

     (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

     (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.10. Conversion and Continuation of Borrowings. The applicable Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by such Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, such Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

          (v) any portion of a Borrowing maturing in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

          (vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (x) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

     SECTION 2.11. Optional Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 12:00 (noon), New York City time (i) in the case of any prepayment of a Eurodollar Borrowing, at least three Business Days prior to the date designated for such prepayment or
(ii) in the case of any prepayment
of an ABR Borrowing, at least one Business Day prior to the date designated for such prepayment; provided, however, that each partial prepayment shall be in an amount that is (x) in the case of any partial prepayment of a Eurodollar Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 or
(y) in the case of any partial prepayment of an ABR Borrowing, an integral multiple of $1,000 and not less than $100,000.

     (b) In the event of any termination of all the Commitments, each Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination, together with accrued interest to but excluding the date of such payment. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrowers and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Commitment after giving effect to such reduction or termination, then the Borrowers shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 (other than prepayments of ABR Loans prior to the Maturity Date) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement, but prior to the first date on which the events described in clauses
(w), (x), (y) and (z) of subsection (d) of this Section 2.12 shall have occurred (the "Obligation Termination Date"), any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof, but prior to the Obligation Termination Date, of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof, but prior to the Obligation Termination Date, in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the applicable Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation under this
Section 2.12 for any costs incurred or reduction suffered with respect to any date so long as such Lender or the Issuing Bank, as applicable, shall have notified the applicable Borrower that it will demand compensation for such costs or reduction under paragraph (c) above, not more than 90 days after the later of
(i) such date and (ii) the date on which such Lender or the Issuing Bank, as applicable, shall have become aware of such costs or reduction. Notwithstanding the foregoing, no notification contemplated by the preceding sentence shall in any event be made more than 30 days after the date that (w) all the Obligations have been indefeasibly paid in full, (x) the Lenders have no further commitment to lend to either of the Borrowers under this Agreement, (y) the L/C Exposure has been reduced to zero and (z) the Issuing Bank has no further obligation to issue Letters of Credit under this Agreement. The protection of this Section
2.12 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

     SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

     (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

     (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

     In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.13, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

     SECTION 2.14. Indemnity. Each Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan to such Borrower prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to such Borrower to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan to such Borrower, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender to such Borrower (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by such Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default by such Borrower in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.

     SECTION 2.15. Pro Rata Treatment. Except as required under Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees and the L/C Participation Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against either Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participation in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participation in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participation in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

     SECTION 2.17. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank if other than the Administrative Agent) shall be made to the Administrative Agent at its offices at One Chase Manhattan Plaza, New York, New York.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.18.  Taxes.    (a)  Any and all payments by or on behalf of
either Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee") and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes". If a Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

     (c) The Borrowers jointly and severally agree to indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees, charges and disbursements)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

     (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by either Borrower to the relevant Governmental Authority, such Borrower will deliver to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

     (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.18(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.18(e) that such Non-U.S. Lender is not legally able to deliver.

     (f) Neither Borrower shall be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

     (g) Nothing contained in this Section 2.18 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     SECTION 2.19. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 or (iii) either Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) except in connection with an assignment to another Lender or an Affiliate thereof, the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.12 and Section 2.14); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.12 or notice under Section 2.13 or the amounts paid pursuant to Section 2.18, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.18, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or shall waive its right to further payments under Section 2.18 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

     (b)  If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.13 or (iii) either Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to
Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.20.  Letters of Credit.   (a) General.  Each of the Borrowers may
request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of such Borrower, at any time and from time to time while the Commitments remain in effect and the Trust Termination Date has not occurred. This Section 2.20 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the requesting Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended for the account of the Trustee, only if, and upon issuance, amendment, renewal or extension of each Letter of Credit for the account of the Trustee, the Trustee shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the sum of (i) the aggregate principal amount of the Loans outstanding to the Trustee and (ii) the Trustee L/C Exposure shall not exceed $70,000,000 and (B) the Aggregate Credit Exposure shall not exceed the Total Commitment. A Letter of Credit shall be issued, amended, renewed or extended for the account of El Paso only if, and upon issuance, amendment, renewal or extension of each Letter of Credit for the account of El Paso, El Paso shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the El Paso L/C Exposure shall not exceed $20,000,000 and (B) the Aggregate Credit Exposure shall not exceed the Total Commitment.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the Trustee, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed.

     (d) Participation. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Trustee or El Paso, as the case may be, forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Trustee or El Paso, as the case may be, shall pay to the Administrative Agent an amount equal to such L/C disbursement not later than 4:00 p.m., New York City time on the Business Day on which the Trustee or El Paso, as the case may be, shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Trustee or El Paso, as the case may be, shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 1:00 p.m., New York City time, on the immediately following Business Day. Any failure by the Trustee or El Paso, as the case may be, to make a payment under this Section 2.20(e) shall not constitute a Default or an Event of Default if the Issuing Bank shall have been reimbursed for such L/C disbursement out of the proceeds of a deemed Borrowing pursuant to Section 2.02(f).

     (f) Obligations Absolute. The obligations of the Trustee or El Paso, as the case may be, to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

     (i) any lack of validity or enforceability of any Letter of Credit or any other Transaction Document, or any term or provision therein;

     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any other Transaction Document;

     (iii) the existence of any claim, setoff, defense or other right that the Trustee, El Paso or any other party guaranteeing, or otherwise obligated with, the Trustee or El Paso, as the case may be, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Transaction Document or any other related or unrelated agreement or transaction;

     (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

     (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.20, constitute a legal or equitable discharge of the obligations of the Trustee or El Paso, as the case may be, hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Trustee or El Paso, as the case may be, hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Trustee or El Paso, as the case may be, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Trustee or El Paso, as the case may be, to the extent permitted by applicable law) suffered by the Trustee or El Paso, as the case may be, that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Trustee or El Paso, as the case may be, of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Trustee or El Paso, as the case may be, of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Trustee or El Paso, as the case may be, shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Trustee or El Paso, as the case may be, or the date on which the Issuing Bank is reimbursed by the Lenders pursuant to Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing or the Trust Termination Date shall occur, the Trustee or El Paso, as the case may be, shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the Trustee L/C Exposure or the El Paso L/C Exposure, as the case may be, as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be transferred to the Administrative Agent and be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Trustee or El Paso, as the case may be, for the Trustee L/C Exposure or the El Paso L/C Exposure, as the case may be, at such time and (iii) if the maturity of the Loans has been accelerated, be transferred to the Administrative Agent and be applied to satisfy the Obligations (of both the Trustee and El Paso). If the Trustee or El Paso, as the case may be, is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, (x) such amount (to the extent not applied as aforesaid) shall be returned to the Trustee or El Paso, as the case may be, within three Business Days after all Events of Default have been cured or waived and (y) at any time that the amount of such cash collateral exceeds the Trustee L/C Exposure or El Paso L/C Exposure, as the case may be, the amount of such excess shall be promptly returned to the Trustee or El Paso, as the case may be.

     SECTION 2.21.  Extension of Maturity Date.   (a)  At least 60 days but not
more than 180 days before the Maturity Date, the Borrowers may, by giving written notice to the Administrative Agent, request the Lenders to extend the Maturity Date for a period of not more than one year from the then-applicable Maturity Date, specifying the terms and conditions, including applicable fees, to be applicable to such extension (each such request, an "Extension Request"). The Administrative Agent shall promptly furnish a copy of the Extension Request to each Lender, and no later than 30 days from the date on which the Administrative Agent shall have received such Extension Request, the Administrative Agent shall notify the Borrowers of the consent or non-consent of the Lenders to such Extension Request (and Lenders not responding to such Extension Request within such 30-day period shall be deemed not to have consented to such Extension Request). No Extension Request shall be effective without the consent of all the Lenders, and each Lender shall, in its sole and exclusive discretion, determine whether to give such consent. The Lenders' consent to an Extension Request shall be conditional upon (i) the preparation, execution and delivery of legal documentation in form and substance satisfactory to the Lenders and their counsel incorporating the terms and conditions set forth in the Extension Request (as the same may be modified by agreement between the Borrowers and the Lenders) and (ii) the delivery by the Borrowers of such certificates, documents and opinions of counsel as the Administrative Agent or the Lenders may reasonably request. Notwithstanding anything to the contrary contained herein, the Maturity Date may be extended pursuant to this Section
2.21 for a maximum of two additional one-year periods.

     (b) It shall be a condition to any extension pursuant to this Section 2.21 of the Maturity Date that the First Mortgage Bonds held by the Collateral Agent as collateral for the payment and performance of the El Paso Obligations shall be replaced with an equivalent amount of new mortgage bonds of equal priority of El Paso pursuant to one or more indentures reasonably satisfactory in form and substance to the Lenders.

                                  ARTICLE III

                        Representations and Warranties

     Each of El Paso and, subject to Section 11.19, the Trustee represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that as of the Restatement Closing Date and thereafter on each date as required by Section 4.01(b):

     SECTION 3.01.  Organization; Powers.   (a)  El Paso (i) is a corporation
duly incorporated, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

     (b) CBT is a national banking association duly organized, validly existing and in good standing under the Federal laws of the United States of America, and in its capacity as Trustee, (i) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (ii) has all requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

     SECTION 3.02. Authorization. (a) The execution, delivery and performance by it of each of the Transaction Documents, the Trust Agreement, the Purchase Contract and the Assigned Agreements to which it is or will be a party and (b) the Borrowings by it hereunder, the issuance of Letters of Credit, the use by it of the proceeds of the Loans and the Letters of Credit and the creation of the security interests contemplated hereby and by the other Transaction Documents (collectively, the "Transactions"), (x) have been duly authorized by all requisite corporate, trust and, if required, stockholder action and (y) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation or other constitutive documents or by-laws of El Paso or of the Trust Agreement, as applicable, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound,
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by it (other than any Lien created hereunder, under the Security Agreement or under the Indenture).

     SECTION 3.03. Enforceability. Each of the Transaction Documents has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with such document's terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 3.04. Governmental Approvals. Except as set forth on Schedule 3.04, (i) no action, consent or approval of, registration or filing with or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained, are in full force and effect and are not subject to any appeal or stay and (ii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the

Nuclear Waste Act, the Public Utility Holding Company Act of 1935, the New Mexico Public Utility Act, the Texas Public Utility Regulatory Act, the Arizona Public Utility Act, energy or nuclear matters, public utilities, the environment, health and safety is or will be required in connection with the participation by the Administrative Agent, the Collateral Agent or any Lender in any of the transactions contemplated by this Agreement or the other Transaction Documents, except as have been made or obtained, are in full force and effect and shall not be subject to any appeal or stay.

     SECTION 3.05. Financial Statements. El Paso has heretofore furnished to the Lenders its consolidated balance sheets and related statements of operations, shareholders' equity and cash flows (a) as of and for the fiscal year ended December 31, 1997, audited by and accompanied by the opinion of KPMG Peat Marwick, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1998, certified by a Financial Officer. Such financial statements present fairly the financial condition and results of operations and cash flows of El Paso and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of El Paso and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of El Paso and the Subsidiaries, taken as a whole, since September 30, 1998.

     SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of El Paso and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

     (b) Each of El Paso and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of El Paso and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.08. Subsidiaries. As of the Restatement Closing Date, El Paso has no Subsidiaries other than Inactive Subsidiaries.

     SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or, in the case of El Paso, the Subsidiaries or any business, property or rights of any such person (i) that involve any Transaction Document or the Transactions or (ii) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) Except as set forth on Schedule 3.09, neither it nor, in the case of El Paso, any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. Agreements. (a) Neither it nor, in the case of El Paso, any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) Neither it nor, in the case of El Paso, any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11.  Federal Reserve Regulations.   (a)  Neither it nor, in the
case of El Paso, any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan made to it or any Letter of Credit issued for its benefit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither it nor, in the case of El Paso, any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. It will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

     SECTION 3.14. Tax Returns. Each of El Paso and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which El Paso or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

     SECTION 3.15. No Material Misstatements. The Confidential Information Package, taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that to the extent any part of such information was based upon or constitutes a forecast or projection, El Paso represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.

     SECTION 3.16. Employee Benefit Plans. El Paso and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. Schedule B to the most recent annual report filed with the United States Internal Revenue Service with respect to each Plan is complete and accurate. Since the date of the Schedule B in effect on the Restatement Closing Date, there has been no material adverse change in the funded status of any Plan. None of El Paso or any of its ERISA Affiliates has incurred any liability as a result of a Plan termination which remains outstanding which would subject El Paso or any of its ERISA Affiliates to a liability in excess of $5,000,000.

     SECTION 3.17.  Environmental Matters.  Except as set forth in Schedule
3.17:

          (a) The properties owned or operated by El Paso and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (b) All Environmental Permits have been obtained and are in effect with respect to the Properties and operations of El Paso and the Subsidiaries, and the Properties and all operations of El Paso and the Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

          (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of El Paso or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (d) None of El Paso and the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of El Paso or the Subsidiaries or with regard to any person whose liabilities for environmental matters El Paso or any Subsidiary has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do El Paso or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

          (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law which could reasonably be expected to result in a Material Adverse Effect, nor have El Paso or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by El Paso as of the Restatement Closing Date. Such insurance is in full force and effect and all premiums have been duly paid. El Paso and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19.  Security Documents.   (a)  In the case of El Paso, the
Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), and, when combined with the financing statements (or utility filings, as appropriate) already filed, the Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Trustee in such Collateral, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

     (b) In the case of the Trustee, the Collateral is free and clear of all Trustee's Liens and, other than pursuant to the Security Agreement, the Trustee has not granted or created a Lien on any of the Collateral.

     (c) In the case of El Paso, the Indenture creates in favor of the Indenture Trustee for the ratable benefit of the holders of the First Mortgage Bonds a legal, valid and enforceable security interest in the Mortgaged Property and constitutes a fully perfected Lien on and security interest in all such Mortgaged Property.

     SECTION 3.20. Labor Matters. As of the Restatement Closing Date, there are no strikes, lockouts or slowdowns against El Paso or the Subsidiaries pending or, to the knowledge of El Paso, threatened. The hours worked by and payments made to employees of El Paso and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violation could not reasonably be expected to result in a Material Adverse Effect. All payments due from El Paso or any Subsidiary, or for which any claim may be made against El Paso or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid in the ordinary course of business or accrued as a liability on the books of El Paso or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which El Paso is bound.

     SECTION 3.21. Solvency. As of the Restatement Closing Date, (a) the fair value of the assets of El Paso, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of El Paso will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) El Paso will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) El Paso will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Closing Date.

     SECTION 3.22. Capitalization. The authorized capital stock of El Paso consists of 100,000,000 shares of common stock, no par value (the "Common Stock"), and 2,000,000 shares of preferred stock, no par value with a liquidation preference of $100 per share. As of the Restatement Closing Date, up to 60,500,000 shares of Common Stock and up to 1,400,000 shares of 11.40% Series A Preferred Stock, no par value with a liquidation preference of $100 per share (the "Preferred Stock"), will be issued and outstanding. All such shares of El Paso have been duly and validly issued, and are fully paid and nonassessable. El Paso has no outstanding securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options to purchase shares of Common Stock in connection with option and other stock incentive or benefit plans for the benefit of employees, officers and directors of El Paso.

     SECTION 3.23. Year 2000. Other than in the case of minor and immaterial computer systems and programs, El Paso's current planning schedule anticipates completion of all of the reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of El Paso and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which El Paso's systems interface) and the testing of all such systems and equipment, as so reprogrammed, prior to June 30, 1999. The cost to El Paso of such reprogramming and testing will not result in a Material Adverse Effect, and the cost to El Paso of the reasonably foreseeable consequences of the year 2000 (including reprogramming errors and the failure of others' systems or equipment) are unlikely to result in a Material Adverse Effect.

                                  ARTICLE IV

                             Conditions of Lending

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing, including on the date of each issuance, amendment, renewal or extension of a Letter of Credit (each such event being called a "Credit Event"):

     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.20(b).

     (b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) Each Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.01.

     SECTION 4.02.  Restatement Closing Date.  On the Restatement Closing Date:

     (a) The Administrative Agent shall have received, on behalf of itself, the Lenders, the Documentation Agent, the Syndication Agent and the Issuing Bank, a favorable written opinion of (i) Sidley & Austin, counsel for El Paso, substantially to the effect set forth in Exhibit E-1, (ii) Scott, Hulse, Marshall, Feuille, Finger & Thurmond, counsel for the Trustee, substantially to the effect set forth in Exhibit E-2, (iii) Thelen, Reid & Preist LLP, Federal regulatory counsel for the Borrowers, substantially to the effect set forth in Exhibit E-3, (iv) each local regulatory counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit E-4, and (v) the General Counsel of El Paso substantially to the effect set forth in Exhibit E-5, in each case (A) dated the Restatement Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions.

     (b) The Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of El Paso dated the Restatement Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation of El Paso filed with the Secretary of State of Texas on or prior to the Restatement Closing Date and as in effect on the Restatement Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of El Paso as in effect on the

Restatement Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of El Paso authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the Trust Agreement has not been modified, rescinded or amended and is in full force and effect, (E) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of El Paso; (ii) a certificate of another officer of El Paso as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above; (iii) a certificate of the Secretary or Assistant Secretary of CBT dated the Restatement Closing Date and certifying as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Trustee; (iv) a certificate of another officer of the Trustee as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, may reasonably request.

     (c) The Administrative Agent shall have received a certificate, dated the Restatement Closing Date and signed by a Financial Officer of El Paso, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

     (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

     (e) The Security Agreement shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

     (f) All requisite Governmental Authorities shall have approved or consented to the Transactions to the extent required (and such approvals shall be in full force and effect) and there shall be no action, actual or threatened, before any Governmental Authority or arbitrator that (a) has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or (b) could reasonably be expected to result in a Material Adverse Effect.

     (g) (i) El Paso shall have outstanding no Indebtedness for borrowed money or preferred stock other than (A) Indebtedness permitted pursuant to Schedule 6.01, (B) any Loans made hereunder and (C) Preferred Stock; and (ii) the Trustee shall have outstanding no Indebtedness or other obligations (contingent or otherwise) other than (A) any Loans made or Letters of Credit issued hereunder,
(B) commercial paper issued pursuant to the CP Program and backed by Letters of Credit issued hereunder and (C) obligations under the Purchase Contract or the Assigned Agreements.

     (h) The Lenders shall be reasonably satisfied as to the amount and nature of any contingent liabilities of the Borrowers, including, but not limited to, environmental and health and safety liabilities, and the plans of the Borrowers with respect thereto.

     (i) The Lenders shall be satisfied with the sufficiency of amounts available under the Facility to meet the ongoing working capital requirements of the Borrowers following the transactions contemplated hereby.

     (j) The Lenders shall not have received notice of any actual or proposed negative change in the debt rating of any of the First Mortgage Bonds, or any notice that El Paso or any First Mortgage Bonds shall be placed on "CreditWatch" or "WatchList" or any similar list maintained by either Rating Agency, in each case with negative implications.


                                   ARTICLE V

                             Affirmative Covenants

     Each of El Paso and, subject to Section 11.19, the Trustee covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or sufficient cash collateral has been deposited with the Collateral Agent in an amount equal to the then outstanding L/C Exposure), unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and El Paso will cause each of the Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.02. Insurance. (a) With respect to El Paso, keep its insurable properties and the insurable properties of the Trustee adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including nuclear hazard, fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance (including against nuclear energy hazards to the full limit of liability under Federal law) against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     (b) In the event that El Paso at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, after giving written notice thereof to El Paso, without waiving or releasing any obligation or liability of El Paso hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premiums and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this
Section 5.02(b), including reasonable attorneys' fees, costs, expenses and other charges relating thereto, shall be payable, upon demand, by El Paso to the Collateral Agent and shall be additional El Paso Obligations.

     SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent and each Lender:

     (a) with respect to El Paso, within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing its financial condition as of the close of such fiscal year and the results of its operations during such year, all audited by KPMG Peat Marwick or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present its financial condition and results of operations in accordance with GAAP consistently applied;

     (b) with respect to El Paso, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity, and cash flows showing its financial condition as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers, as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (c) with respect to El Paso, concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

     (d) with respect to El Paso, promptly after the same become publicly available, copies of all periodic and other reports, definitive proxy statements filed by it or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders;

     (e) with respect to the Trustee, concurrently with the delivery thereof to El Paso, copies of its periodic trust reports;

     (f) with respect to El Paso, promptly after El Paso shall have received notice thereof, notice of any actual or proposed change in the debt rating of any of the First Mortgage Bonds, or any notice that El Paso or any First Mortgage Bonds shall be placed on "CreditWatch" or "WatchList" or any similar list maintained by either Rating Agency, in each case with negative implications; and

     (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of such Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

     (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against it or, in the case of El Paso, any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

     (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.06. Employee Benefits. With respect to El Paso, (a) comply in all material respects with the applicable provisions of ERISA and the Code and
(b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of El Paso or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of El Paso in an aggregate amount exceeding $5,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of a Financial Officer of El Paso setting forth details as to such ERISA Event and the action, if any, that El Paso proposes to take with respect thereto.

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and El Paso will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Borrower or such Subsidiary upon reasonable notice and at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Borrower or such Subsidiary with the officers thereof and independent accountants therefor.

     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans made to it and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

     SECTION 5.09. Compliance with Environmental Laws. With respect to El Paso, comply, and use commercially reasonable efforts to cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in substantial compliance with Environmental Laws.

     SECTION 5.10. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required

Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created herein, by the Security Agreement or by the Indenture. El Paso shall (a) cause any subsequently acquired or organized Subsidiary (other than any Inactive Subsidiary) and any Inactive Subsidiary that after the date hereof no longer qualifies as an Inactive Subsidiary to execute a guarantee of all the El Paso Obligations and (b) cause the capital stock of any such Subsidiary referred to in clause (a) above to be pledged to the Collateral Agent for the ratable benefit of the Secured Parties to secure the El Paso Obligations, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. Each Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.


                                  ARTICLE VI

                              Negative Covenants

     Each of El Paso and, subject to Section 11.19, the Trustee covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or sufficient cash collateral has been deposited with the Collateral Agent in an amount equal to the then outstanding L/C Exposure), unless the Required Lenders shall otherwise consent in writing, neither Borrower will, nor will El Paso permit any Subsidiary to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist (collectively, "incur") any Indebtedness; provided, however, that El Paso may incur any Indebtedness if the Fixed Charge Coverage Ratio for El Paso's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.50 to 1.00 determined on a pro forma basis (including giving a pro forma effect to the incurrence thereof and the application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period. Notwithstanding the foregoing, the following Indebtedness may be incurred:

     (a) the First Mortgage Bonds issued and outstanding on the Restatement Closing Date, and any refinancing thereof (in whole or in part) by El Paso, provided that (i) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the First Mortgage Bonds being refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith,
     (ii) such refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the First Mortgage Bonds being refinanced, (iii) the interest rate borne by such refinancing Indebtedness shall be less than or equal to the interest rate borne by the First Mortgage Bonds being refinanced and (iv) each of the other covenants, events of default and other provisions of such refinancing Indebtedness shall be no less favorable to the Lenders and El Paso than those contained in the First Mortgage Bonds being refinanced unless each of such provisions is approved in writing by the Required Lenders;

     (b) Indebtedness of El Paso existing on the Restatement Closing Date and set forth in Schedule 6.01 and any extensions, renewals, refundings or replacements of such Indebtedness, provided that any such extension, renewal, refunding or replacement is (i) in an aggregate principal amount not greater than the principal amount of such Indebtedness so extended, renewed, refunded or replaced plus the amount of accrued interest and premiums, if any, thereon and the reasonable expenses incurred in connection therewith and (ii) on terms no less favorable to the Lenders and El Paso than the terms of such Indebtedness so extended, renewed, refunded or replaced;

     (c) Indebtedness under the Maricopa Reimbursement Agreement, the Farmington Reimbursement Agreement, the Maricopa Loan Agreements and the Farmington Loan Agreements, and any extensions, renewals, refundings or replacements of any such Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of such Indebtedness so extended, renewed, refunded or replaced plus (A) the amount of accrued interest and premiums, if any, thereon and the reasonable expenses incurred in connection therewith and (B) with respect to any extension, renewal, refunding or replacement of the Farmington Reimbursement Agreement or the Maricopa Reimbursement Agreement, the amount of interest coverage then required, based on the determination of a Rating Agency, to be included in such Indebtedness;

     (d) Indebtedness created hereunder;

     (e) Commercial paper of the Trustee issued pursuant to the CP Program in an aggregate principal amount not to exceed $70,000,000 at any time outstanding;

     (f) Indebtedness of El Paso and Finsub incurred pursuant to the Receivables Program Documents;

     (g) Rate Protection Agreements, in form and with parties reasonably acceptable to the Administrative Agent;

     (h) Indebtedness of El Paso or any Subsidiary represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of El Paso or the Subsidiaries, and Indebtedness incurred to refinance such Capital Lease Obligations, mortgage financings or purchase money obligations, in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided that such Indebtedness shall initially be incurred within 180 days of the acquisition or construction of such property;

     (i) any other unsecured Indebtedness of El Paso or any Subsidiary in an aggregate principal amount not to exceed $15,000,000; and

     (j) Indebtedness between and among El Paso and any of its Wholly Owned Subsidiaries that guarantee the Obligations.

     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

     (a) Liens on property or assets of El Paso existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

     (b) any Lien created under the Loan Documents;

     (c) any Lien existing on any property or asset prior to the acquisition thereof by El Paso or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of either Borrower or any Subsidiary;

     (d) Liens for taxes or assessments by any Governmental Authority not yet due or which are being contested in compliance with Section 5.03;

     (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords', licensors' or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

     (f) pledges and deposits made in the ordinary course of El Paso's business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

     (g) deposits by El Paso to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property or permit or license requirements and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrowers or any Subsidiary;

     (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by El Paso; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(b) or Section 6.01(i), (ii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of the incurrence of such Indebtedness and (iii) such security interests do not apply to any other property or assets of El Paso or any Subsidiary;

     (j) the Lien of the Indenture;

     (k) Liens on the property of Finsub incurred pursuant to the Receivables Program Documents and Liens in favor of Finsub granted by El Paso with respect to Receivables purportedly sold to Finsub by El Paso pursuant to the Receivables Program;

     (l) the Lien in favor of the Indenture Trustee created by the Indenture and securing the payment of its fees and expenses;

     (m) one or more attachments or other similar Liens on assets of El Paso arising in connection with court proceedings (i) in an aggregate principal amount not in excess of $10,000,000 (so long as El Paso has set aside adequate reserves therefor) or (ii) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond; provided that in each case no Event of Default shall result therefrom;

     (n) any Lien arising by operation of law on the assets of El Paso in favor of any Governmental Authority with respect to any franchise, grant, license, permit or contract that affects any Mortgaged Property; and

     (o) any other Liens that, in the reasonable judgment of the Required Lenders, do not individually or in the aggregate materially impair the Liens of each of the Security Agreement, this Agreement and the Indenture, or the security afforded thereby for the benefit of the Secured Parties.

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale Lease-Back Transaction"), except for Sale Lease-Back Transactions of real property and tangible personal property with an aggregate fair market value not to exceed $20,000,000 at any time.

     SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

     (a) investments by El Paso in the capital stock of Subsidiaries; provided that for each such Subsidiary, El Paso shall comply with Section 5.10;

     (b) Permitted Investments;

     (c) Investments of El Paso existing on the Restatement Closing Date and set forth on Schedule 6.04;

     (d) Investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

     (e) Investments in intercompany loans permitted pursuant to Section
     6.01(j).

     SECTION 6.05. Mergers, Consolidations and Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person except that (i) the Trustee may purchase and sell Nuclear Fuel in accordance with the provisions of the Purchase Contract and (ii) El Paso and Finsub may sell Receivables pursuant to the Receivables Program.

     SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, except:

     (a) at any time the First Mortgage Bonds of the series having the longest maturity then outstanding shall have attained and shall maintain an Investment Grade Rating (and shall not have been placed on a "watch list" for possible downgrading below Investment Grade Rating by each

     Rating Agency that provided the Investment Grade Rating and was so identified in a certificate by an officer of El Paso and delivered to the Indenture Trustee) and so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, El Paso may pay dividends in cash on Preferred Stock and Common Stock;

     (b) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, El Paso may (i) with respect to Preferred Stock, make payments of dividends in additional shares of Preferred Stock, make payments of dividends in cash and/or redeem or make open market purchases of shares of Preferred Stock, and (ii) with respect to Common Stock, make payments of dividends in cash in an aggregate amount not to exceed the sum of (A) 50% of Consolidated Net Income (minus the sum of (x) dividends, whether in cash or in kind, paid in respect of Preferred Stock or Common Stock and (y) the amount of cash used to redeem or make open market purchases of shares of Common Stock) from the Original Closing Date, (B) $10,000,000 and (C) the aggregate net cash proceeds received by El Paso from the issuance or sale of Common Stock since the Original Closing Date;

     (c) any Subsidiary may declare and pay dividends or make other distributions to El Paso or to any other Wholly Owned Subsidiary; and

     (d) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, El Paso may repurchase, redeem or otherwise acquire or retire for value any shares of any class of the capital stock of El Paso or any Subsidiary of El Paso held by any member of El Paso's (or any of the Subsidiaries') management; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital stock shall not exceed $250,000 in any twelve-month period, plus the aggregate cash proceeds received by El Paso during such twelve-month period from the reissuance of shares of any class of the capital stock by El Paso to members of management of El Paso and the Subsidiaries.

     SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than its Wholly Owned Subsidiaries), except that El Paso or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to El Paso or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

     SECTION 6.08. Businesses of Borrowers and Subsidiaries. Engage at any time in any business or business activity other than (a) with respect to El Paso and the Subsidiaries, the business currently conducted by them and business activities reasonably incidental thereto, including in the case of Finsub the activities contemplated in the Receivables Program, and (b) with respect to the Trustee, purchasing, holding title to, making payments with respect to and selling Nuclear Fuel pursuant to, and on the terms set forth in, the Trust Agreement and the Purchase Contract.

     SECTION 6.09. Other Indebtedness and Agreements. (a) Except as expressly permitted pursuant to Section 6.01, permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of either Borrower or any Subsidiary is outstanding in an aggregate outstanding principal amount in excess of $5,000,000, to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

     (b) Permit any waiver, supplement, modification, amendment, termination or release of the Indenture to the extent that any such waiver, supplement, modification, amendment, termination or release would, in the reasonable judgment of the Required Lenders, be adverse to the interests of the Lenders in any material respect, without the consent of the Required Lenders.

     (c) Permit any waiver, supplement, modification, amendment, termination or release of (i) the Trust Agreement, the Purchase Contract or the Assigned Agreements, (ii) the documents constituting the CP Program or (iii) the Receivables Program Documents, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

     SECTION 6.10. Prohibition of Prepayments, Redemptions and Repurchases of Indebtedness. Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled (or with respect to senior Indebtedness held by a person that is not an Affiliate of the obligor, mandatory) payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money of either Borrower or any Subsidiary in an outstanding principal amount exceeding $1,000,000, except for
(i) optional or mandatory redemptions of First Mortgage Bonds pursuant to the terms of the Indenture or open market purchases of First Mortgage Bonds, (ii) commercial paper pursuant to the CP Program, (iii) the Loans or (iv) in connection with refinancings, refundings or replacements of Indebtedness permitted pursuant to Section 6.01.

     SECTION 6.11. Release of Collateral. El Paso shall not effect or seek the release of any of the Mortgaged Property from the lien of the Indenture unless such release would have been permitted by the Indenture as in effect on the Restatement Closing Date without the consent of any holder of First Mortgage Bonds.

     SECTION 6.12. Net Debt Ratio. Permit the ratio of (i) Net Debt to (ii) Total Capital as of the last day of any fiscal quarter to be in excess of 0.70 to 1.00.

     SECTION 6.13. Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.50 to 1.00.

     SECTION 6.14. Consolidated Capital Expenditures. In the case of El Paso and the Subsidiaries, incur Consolidated Capital Expenditures in any fiscal year in an aggregate amount in excess $70,000,000.

     SECTION 6.15. Fiscal Year. Change the end of its fiscal year from December 31 to any other date.


                                  ARTICLE VII

                               Events of Default

     In case of the happening of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

     (d) default in any material manner shall be made in the due observance or performance by either Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

     (e) default shall be made in the due observance or performance by either Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrowers;

     (f) either Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of either Borrower or any Subsidiary (other than an Inactive Subsidiary) or of a substantial part of the property or assets of either Borrower or any such Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of either Borrower or any such Subsidiary or (iii) the winding-up or liquidation of either Borrower or any Subsidiary (other than an Inactive Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) either Borrower or any Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either Borrower or any such Subsidiary or for a substantial part of the property or assets of either Borrower or any such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against either Borrower or any Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of either Borrower or any Subsidiary to enforce any such judgment;

     (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of El Paso and its ERISA Affiliates in an aggregate amount exceeding $10,000,000 or requires payments exceeding $5,000,000 in any year;

     (k) any security interest purported to be created hereby or by the Security Agreement shall cease to be, or shall be asserted by either Borrower not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or the Security Agreement) security interest in the assets or properties covered thereby;

     (l) there shall have occurred a Change in Control;

     (m)  a Purchase Contract Default shall have occurred and be continuing;

then, and in every such event (other than an event with respect to either Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to either Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                 ARTICLE VIII

               The Administrative Agent and the Collateral Agent

     In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the

Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by either Borrower pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Agreement.

     Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by each Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Transaction Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, any other Transaction Document, or any other document, instrument or agreement. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to either Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or either Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor reasonably satisfactory to Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with either Borrower or any Subsidiary or other Affiliates thereof as if it were not an Agent.

     Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by it or any of them under this Agreement or any other Transaction Document, to the extent the same shall not have been reimbursed by the Borrowers, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                   Guarantee

     As a result of the arrangements contemplated by the Trust Agreement and the Purchase Contract for the financing by the Trustee of Nuclear Fuel, El Paso acknowledges that it will derive substantial benefit from the commitments of the Lenders to make Loans to the Trustee and the commitment of the Issuing Bank to issue Letters of Credit for the account of the Trustee. To induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit and to enter into this Agreement, El Paso agrees with each Lender, the Issuing Bank, the Administrative Agent and the Collateral Agent (each such person, together with its successors and assigns, a "Guaranteed Party") as follows:

     SECTION 9.01. Guarantee. El Paso unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Trustee, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Trustee under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Trustee to the Guaranteed Parties under this Agreement and the other

Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Trustee under or pursuant to this Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Trust Obligations"). El Paso further agrees that the Trust Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Trust Obligation.

     SECTION 9.02. Obligations Not Waived. To the fullest extent permitted by applicable law, El Paso waives presentment to, demand of payment from and protest to the Trustee of any of the Trust Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of El Paso hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Trustee, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Transaction Document, any Guarantee or any other agreement, including with respect to any other guarantor of the Obligations, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Guaranteed Party.

     SECTION 9.03. Security. El Paso authorizes the Collateral Agent and each of the other Guaranteed Parties to (a) take and hold security for the payment of this guarantee and the Trust Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

     SECTION 9.04. Guarantee of Payment. El Paso further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Guaranteed Party to any of the security held for payment of the Trust Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Guaranteed Party in favor of the Trustee or any other person.

     SECTION 9.05. No Discharge or Diminishment of Guarantee. The obligations of El Paso hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Trust Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Trust Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Trust Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of El Paso hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Transaction Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Trust Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of El Paso or that would otherwise operate as a discharge of El Paso as a matter of law or equity (other than the payment in full in cash of all the Trust Obligations).

     SECTION 9.06. Defenses of the Trustee Waived. To the fullest extent permitted by applicable law, El Paso waives any defense based on or arising out of any defense of the Trustee or the unenforceability of the Trust Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Trustee, other than the payment in full in cash of the Trust Obligations. The Collateral Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Trust Obligations, make any other accommodation with the Trustee or any other guarantor or exercise any other right or remedy available to them against the Trustee or any other guarantor, without affecting or impairing in any way the liability of El Paso hereunder except to the extent the Trust Obligations have been fully, finally paid in cash. To the fullest extent permitted by applicable law, El Paso waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of El Paso against the Trustee or any other guarantor, as the case may be, or any security.

     SECTION 9.07. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Guaranteed Party has at law or in equity against El Paso by virtue hereof, upon the failure of the Trustee to pay any Trust Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, El Paso hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Trust Obligations. Upon payment by El Paso of any sums to the Collateral Agent or any Guaranteed Party as provided above, all rights of El Paso against the Trustee arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Trust Obligations. In addition, any indebtedness of the Trustee now or hereafter held by El Paso is hereby subordinated in right of payment to the prior payment in full of the Trust Obligations. If any amount shall erroneously be paid to El Paso on account of
(i) such subrogation, contribution, reimbursement, indemnity or similar right or
(ii) any such indebtedness of the Trustee, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Trust Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 9.08. Information. El Paso assumes all responsibility for being and keeping itself informed of the Trustee's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Trust Obligations and the nature, scope and extent of the risks that El Paso assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Guaranteed Parties will have any duty to advise El Paso of information known to it or any of them regarding such circumstances or risks.

     SECTION 9.09. Termination. The guarantee made hereunder (a) shall terminate when all the Trust Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend to the Trustee under this Agreement, the Trustee L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under this Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Trust Obligation is rescinded or must otherwise be restored by any Guaranteed Party or El Paso upon the bankruptcy or reorganization of the Trustee, El Paso or otherwise.


                                   ARTICLE X

                                   Security

     SECTION 10.01. First Mortgage Bonds. As security for the payment and performance of (i) the due and punctual payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to El Paso, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) all monetary obligations of El Paso pursuant to the Guarantee in Article IX hereof, (C) each payment required to be made by El Paso under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (D) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of El Paso to the Administrative Agent, the Collateral Agent and the Lenders under this Agreement and the other Loan Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of El Paso under or pursuant to this Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the "El Paso Obligations"), El Paso has delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, $100,000,000 principal amount of First Mortgage Bonds - Collateral Series H, duly executed and issued by El Paso and authenticated by the Indenture Trustee and entitling the Collateral Agent and the Secured Parties to the benefits of the Indenture with respect to the El Paso Obligations.

     SECTION 10.02. Application of Funds. The Collateral Agent shall remit any funds received on account of the First Mortgage Bonds - Collateral Series H to the Administrative Agent for application against the El Paso Obligations as well as any Collateral consisting of cash, as follows:

     FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the El Paso Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

     SECOND, to the payment in full of the El Paso Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the El Paso Obligations owed to them on the date of any such distribution); and

     THIRD, to El Paso, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. To the extent that funds recovered under the First Mortgage Bonds - Collateral Series H are insufficient to pay in full the El Paso Obligations, El Paso shall remain liable under the terms of this Agreement and the other Loan Documents for any such deficiency.

     SECTION 10.03. Rights of Bondholders. The Collateral Agent, as the holder on behalf of the Secured Parties of the First Mortgage Bonds - Collateral Series H, shall have only such rights with respect thereto as provided in the Indenture.

                                  ARTICLE XI

                                 Miscellaneous

     SECTION 11.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to either Borrower, to it in care of El Paso Electric Company, Kayser Bldg., 100 N. Stanton, El Paso, Texas 79901, Attention of: Gary R. Hedrick, Chief Financial Officer (Telecopy No. (915) 521-4728));

     (b) if to the Administrative Agent, to The Chase Manhattan Bank Loan and Agency Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Daniel Fischer (Telecopy No. (212) 552-5777), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York, New York 10017, Attention of Mr. Peter Bickford (Telecopy No. (212) 270-2101); and

     (c) if to a Lender, to it at its address (or telecopy number) set forth on
     Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 11.01.

     SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (for which sufficient cash collateral has not been deposited with the Collateral Agent) and so long as the Commitments have not been terminated. The provisions of Sections 2.12 (except as expressly limited therein), 2.14, 2.18 and 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

     SECTION 11.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 11.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) each Borrower and the Administrative Agent (and, in the case of any assignment of a Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), provided further that during the continuation of an Event of Default, the consent of the Borrowers shall not be required for such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 11.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12 (except as expressly limited therein), 2.14, 2.18 and 11.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or the performance or observance by either Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of each Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrowers, the Issuing Bank or the Administrative Agent sell participation interests to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders, provided, however, the right of each holder of a participation to receive payment under such sections shall be limited to the lesser of (a) the amounts actually incurred by such holder for which payment is provided under said sections and (b) the amounts that would have been payable under said sections by the applicable Borrower to the Lender granting the participation to such holder had such participation not been granted, and (iv) the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 11.16.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

     (i) Neither Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

     (j) In the event that S&P, Moody's and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 11.05. Expenses; Indemnity. (a) Each Borrower jointly and severally agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

     (b) Each Borrower jointly and severally agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by either Borrower or any Subsidiary, or any Environmental Claim related in any way to either Borrower or any Subsidiary or (v) any strict liability or liability without fault or other liability of an owner or vendor relating in any way to the Nuclear Fuel, whether arising out of statute, judicial decision or otherwise; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 11.05 shall be payable on written demand therefor.

     SECTION 11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the extent not prohibited by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the Obligations now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 11.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 11.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by either Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) decrease the Commitment Fees or L/C Participation Fees of any Lender, or extend the date of payment of such fees, without the prior written consent of such Lender or (iv) amend or modify the pro rata sharing requirements of Section 2.15, the provisions of this
Section 11.08 or Section 11.04(i), the definition of the term "Required Lenders", release El Paso from its guarantee hereunder, release any Subsidiary from any guarantee that such Subsidiary shall execute, after the date hereof, pursuant to Section 5.10, or release all or any substantial part of the Collateral, without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, respectively.

     SECTION 11.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or the Issuing Bank in accordance with applicable law, the rate of interest payable in respect of such Loan or L/C Disbursement hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or L/C Disbursement but were not payable as a result of the operation of this Section 11.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or L/C Disbursements or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender; provided that at any time Texas law shall establish the Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as defined in Chapter One of the Texas Credit Code, V.T.C.S. Art. 5069-1.04 et seq.) as in effect from time to time.

     SECTION 11.10. Entire Agreement. THIS AGREEMENT, THE FEE LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT BETWEEN THE PARTIES RELATIVE TO THE SUBJECT MATTER HEREOF. ANY OTHER PREVIOUS AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF IS SUPERSEDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS, EXPRESSED OR IMPLIED, IS INTENDED TO CONFER UPON ANY PARTY OTHER THAN THE PARTIES HERETO AND THERETO ANY RIGHTS, REMEDIES, OBLIGATIONS OR LIABILITIES UNDER OR BY REASON OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     SECTION 11.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

     SECTION 11.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 11.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
11.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 11.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 11.15. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Borrower or its respective properties in the courts of any jurisdiction.

     (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 11.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the

Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrowers, or (f) to the extent permitted by Section 11.04(g). For the purposes of this Section 11.16, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrowers and related to the Borrowers, any shareholder of El Paso or any employee, customer or supplier of either Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by either Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 11.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

     SECTION 11.17. Texas Revolving Credit Statute. If, notwithstanding the provisions of Section 11.07, Texas law shall be applied by any Governmental Authority to this Agreement, the other Loan Documents or the obligations of either Borrower hereunder or thereunder, each Borrower hereby agrees that, pursuant to Tex. Rev. Civ. Stat. Ann. art. 5069-15.10(b), Chapter 15 of Title 79 of the Revised Civil Statutes of Texas, as amended, shall not govern or in any manner apply to its obligations hereunder or thereunder.

     SECTION 11.18. No Recourse. CBT has entered into this Agreement and the other Loan Documents solely in its capacity as Trustee and not in its individual capacity. CBT shall not be liable for the obligations or liabilities of the Trustee hereunder or under any other Loan Document, except to the extent such obligations or liabilities result from CBT's gross negligence or willful misconduct.

     SECTION 11.19. Limited Representations, Warranties and Covenants of Trustee. With respect to representations and warranties contained in Article III, the affirmative covenants contained in Article V and the negative covenants contained in Article VI, it is understood and agreed that (a) the Trustee has made no independent inquiry as to (i) the assets placed in trust into the Rio Grande Resources Trust II, (ii) any facts concerning El Paso and the Subsidiaries or as to the status or condition of any of their assets or any disclosures made by them or (iii) the existence of any Liens on the Collateral in existence before the Trustee became or becomes the owner of such property pursuant to the Purchase Contract and (b) the Trustee's representations, warranties and covenants are limited to itself and those matters within its control. The Trustee has no actual knowledge of any facts that would indicate that any such representations or warranties by El Paso or the Subsidiaries are untrue.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                              El PASO ELECTRIC COMPANY,

                                  by
                                          /s/   Gary R. Hedrick
                                    -------------------------------------------
                                    Name:  Gary R. Hedrick
                                    Title: Vice President, Treasurer,
                                           and Chief Financial Officer


                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee,

                                  by
                                                 /s/   Kathryn M. Houston
                                    --------------------------------------------
                                    Name:  Kathryn M. Houston
                                    Title: Vice President


                              THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent and Issuing Bank,

                                  by
                                            /s/   Robert W. Mathews
                                    ------------------------------------------
                                    Name:   Robert W. Mathews
                                    Title:  Vice President


                              UNION BANK OF CALIFORNIA, N.A., individually and as Documentation Agent,

                                  by
                                               /s/   David Musicant
                                    --------------------------------------------
                                    Name:  David Musicant
                                    Title: Vice President


                              BARCLAYS BANK PLC, NEW YORK BRANCH, individually and as Syndication Agent,

                                  by
                                              /s/   Sydney G. Dennis
                                    --------------------------------------------
                                    Name:  Sydney G. Dennis
                                    Title: Director

                              ABN AMRO BANK N.V.,

                                  by
                                            /s/   Kevin S. McFadden
                                    -------------------------------------------
                                    Name:  Kevin S. McFadden
                                    Title: Vice President and Director


                                  by
                                           /s/    Kris A. Grosshans
                                    --------------------------------------------
                                    Name:   Kris A. Grosshans
                                    Title:  Vice President and Director


                              BANKBOSTON, N.A.,

                                  by
                                            /s/   Michael Kane
                                    --------------------------------------------
                                    Name:  Michael Kane
                                    Title: Managing Director


                              CREDIT LYONNAIS NEW YORK BRANCH,

                                  by
                                              /s/   Robert  Ivosevich
                                    --------------------------------------------
                                    Name:   Robert Ivosevich
                                    Title:  Senior Vice President


                              GUARANTY BANK, F.S.B.,

                                  by
                                           /s/   Mark L. Wayne
                                    --------------------------------------------
                                    Name:  Mark L. Wayne
                                    Title: Vice President